Exhibit 99.1

Important Change to Your 401(k) Investment Line-Up

Collective Brands, Inc. Common Stock Fund will no longer be an investment option in the Collective Brands 401(k) Profit Sharing Plan, the Collective Brands Puerto Rico Profit Sharing Plan or the Collective Brands Performance + Lifestyle Group Employee Savings & Investment Plan

On May 1, 2012, Collective Brands, Inc. (“Collective Brands”) entered into a definitive acquisition agreement with a consortium of companies comprising Blum Strategic Partners IV, L.P., Golden Gate Capital Opportunity Fund, L.P. and Wolverine World Wide, Inc. At the closing of the acquisition, all shares of Collective Brands Common Stock will be acquired for $21.75 per share in cash, including all of the shares held by the Collective Brands Common Stock Fund (the “Fund”). Therefore, the Fund will no longer be an investment option in the Collective Brands 401(k) Profit Sharing Plan, the Collective Brands Puerto Rico Profit Sharing Plan or the Collective Brands Performance + Lifestyle Group Employee Savings & Investment Plan (collectively the “Plans”) effective on the acquisition close date, which is expected to occur late in the third quarter or early in the fourth quarter of the current calendar year. Because you have a balance in one or more of the Plans, there is important information you should be aware of concerning the elimination of the Fund from the Plans’ investment options.

Timeline of Events

Because the exact date the acquisition will closing is not known at this time, the sequence of events required to close the Fund is provided below for your reference:

Beginning at 4:00 p.m. Eastern Time one business day prior to the anticipated acquisition close date, new contributions or transfers into the Fund will not be allowed. At that time, any ongoing contributions from payroll deductions that are directed into the Fund will be invested in the Schwab Managed Retirement Trust Fund associated with your date of birth and estimated retirement age of 65.

Collective Brands acquisition closing date

The Fund will be liquidated on the acquisition close date, and will no longer be an available investment in the Plans. Your balance and future contributions will be invested in the Schwab Managed Retirement Trust Fund associated with your date of birth and estimated retirement age of 65 (see table below). If you have a balance or future contributions in the Fund, you will receive a written confirmation at your home address on file when the fund liquidation is completed.

If you were born	Your Fund assets and future contributions will be invested in the:
1983 & after	Schwab Managed Retirement Trust Fund - 2050 III
1978-1982	Schwab Managed Retirement Trust Fund - 2045 III
1973-1977	Schwab Managed Retirement Trust Fund - 2040 III
1968-1972	Schwab Managed Retirement Trust Fund - 2035 III
1963-1967	Schwab Managed Retirement Trust Fund - 2030 III
1958-1962	Schwab Managed Retirement Trust Fund - 2025 III
1953-1957	Schwab Managed Retirement Trust Fund - 2020 III
1948-1952	Schwab Managed Retirement Trust Fund - 2015 III
1940-1947	Schwab Managed Retirement Trust Fund - 2010 III
Prior to 1940	Schwab Managed Retirement Trust Fund - Income III

If the acquisition closes late in the month of September, the transfer of your balance to the appropriate targeted maturity Schwab Trust Fund may not be included on your quarterly statement ending September 30, 2012. You will, however, be able to see the transaction on the Wells Fargo website, wellsfargo.com/myretireplan, once the transition period has ended, which will be approximately 10 business days after the transition period start date, as described below.

Collective Brands, Inc. Common Stock Fund pricing

The Fund holds both Collective Brands Common Stock and a small amount of cash to help cover requests for distributions, withdrawals and transfers out of the Fund without having to actually sell shares of stock. The Fund is valued each day by determining the value of Collective Brands Common Stock, plus the cash reserve held in the Fund, divided by the number of units existing in the Fund.

Your statements and on-line accounts report the stock and cash combination in your account in units (UNIT = Shares + Cash), as well as a conversion to the approximate number of shares held in your account at the end of the quarter. A unit comprises both stock and cash, while a share comprises stock only.

The value of the Fund is calculated at the end of each business day based on the closing price of Collective Brands Common Stock on the New York Stock Exchange, plus the value of the money market portion (“cash”) including accrued income. The total market value of the Fund is divided by the number of units in the Fund to arrive at that day’s unit price.

The price of a unit is not the same as the price of a share of Collective Brands Common Stock. The Fund balances that are liquidated on the acquisition close date will be at the price of $21.75 per share (not unit) plus the cash.

Transition period

To facilitate the liquidation of the Fund, there will be a transition period beginning at 4:00 p.m. Eastern Time on the business day prior to the acquisition closing date, and ending at 9:00 a.m. Eastern Time approximately 10 business days after the transition period start date. During this period, you will still be able to review your account online and through the Retirement Service Center. Transactions for investments in all funds except the Fund will be processed normally. Transactions related to the liquidation of the Fund will be processed after the transition period is over.

Federal law generally requires that you be furnished notice of a transition period, otherwise known as a blackout period, at least 30 days in advance of the last date on which you could exercise your affected rights immediately before the commencement of any transition period in order to provide you with sufficient time to consider the effect of the transition period on your retirement and financial plans. This notification is being provided to you to satisfy this obligation. While the exact acquisition closing date is not known at this time, you are being provided with this notice now to better ensure that you have adequate time to consider your options related to your balance currently invested in the Fund in advance of the start of the transition period.

What to do

If you have a portion of your account invested in the Fund and you want your Fund balance and/or future contributions to transfer to a Schwab Managed Retirement Trust Fund associated with your date of birth and estimated retirement age of 65, you do not need to do anything.

If you are currently invested in the Fund and want to transfer your balance to other investment funds or make changes to future contributions, you may do so at any time prior to 4:00 p.m. Eastern Time one business day prior to the acquisition closing date. As a reminder, the window period for trading by Designated Insiders is closed until further notice. If you are a Designated Insider you are prohibited from reallocating current account balances into or out of the Fund. You may however discontinue future deferrals into the Fund at any time.

During the transition period, you will be unable to direct the assets held in the Fund or to take any other action with respect to that portion of your account balance that was invested in the Fund (including obtaining loans or distributions of such amounts). For this reason, it is very important that you review and consider the appropriateness of your current investments in light of your inability to direct those investments, or take any other action with respect to that portion of your account balance that was invested the Fund, during the transition period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments.

For questions about this notice, or to monitor and determine whether the transition period has begun or if there are any limitations on transactions in the Fund, write to Wells Fargo Institutional Retirement and Trust at 2700 Snelling Ave N., Suite 300 | Roseville, MN 55113 or call Wells Fargo at 1-888-544-7463.

Access and make changes to your account two easy ways

Wells Fargo Retirement Plan Website: wellsfargo.com/myretireplan	Retirement Service Center: 1-888-544-7463

To access the website for the first time, click on First Time User. You’ll need your Social Security number and your date of birth in mm/dd/yyyy format. For example, May 8, 1971, should be entered as 05/08/1971.

After you initially sign on, you will be prompted to create a username and password for future use.

To access your account by phone, you’ll need your Social Security number (SSN) and your personal identification number (PIN), which is initially the last four digits of your SSN. You’ll be required to change your PIN the first time you call.

The Retirement Service Center offers 24-hour automated account access through a touch-tone phone. Representatives are also available Monday through Friday from 7:00 a.m. to 11:00 p.m. Eastern Time.

For more information about these funds including fees and expenses, obtain a current prospectus by calling the Retirement Service Center at 1-888-544-7463, visiting wellsfargo.com/myretireplan, or calling your plan administrator.